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                                                                    Exhibit 10.2




                              CONSULTING AGREEMENT
                              --------------------



     This Consulting Agreement (the "Agreement") is entered into as of, July 31, 1999, by and between FieldWorks, Incorporated, a Minnesota corporation (the "Company"), and Robert W. Heller

     WHEREAS, effective July 31, 1999, Mr. Heller intends to resign Vice President of Operations of the Company and to turn over those responsibilities to Mr. David Mell.

     NOW, THEREFORE, in recognition of the contribution he has made as Vice President of Operations and as a retainer for him to remain available on a limited basis to consult with management, the Company and Mr. Heller agree to the following:

     1. Payment of $25,000 payable by the Company $10,000 on 12/31/99 and equal monthly installments of $5,000 for the period of 1/1/00 through 3/31/00.

     2.   Medical benefit participation will be available through COBRA.

     3. Non-Incentive Stock Option grant of 10,000 shares under the 1996 Director's Option Plan. These options are granted upon re-election to the Board of Directors at the 1999 Annual Shareholders Meeting. These options will have an exercise price of $2.188, the closing price on the date of the meeting, will vest 100% on 11/18/99 and will have a term of 10 years.

     IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of the Company and Mr. Heller have executed this Agreement as of the date set forth in the first paragraph.


                                        FieldWorks, Incorporated


By  /s/ Robert W. Heller                By  /s/ James A. Bernards
    ----------------------------            -----------------------------
    Robert W. Heller                        James A. Bernards
                                            Director


                                        By  /s/ Richard J. York
                                            -----------------------------
                                            Richard J. York
                                            Director

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